AGREEMENT

     This Agreement is entered into on this 23 day of September, 2002 by and between Health Express USA, Inc. d/b/a Healthy Bites Grill (hereinafter referred to as "Seller") and Roll-A-Round Real Roast Beef, Inc. (hereinafter referred to as "Buyer").

    WHEREAS, Seller desires to sell all of the assets of that certain business known as Healthy Bites Grill located at 1538-A East Commercial Blvd., Ft. Lauderdale, Florida to Buyer and Buyer desires to purchase the assets on such terms and conditions as agreed upon between Seller and Buyer in that certain Asset Purchase Agreement dated July 19, 2002 and Addenda thereto; and

    WHEREAS, the parties acknowledge that this Agreement is a material consideration to the sale and purchase of the business assets and is specifically to protect the goodwill of the business, including the customer list of the business; and

    WHEREAS, the parties intend to enter into and will be bound by the within agreement; and

    WHEREAS, the parties recognize that there are legitimate business interests justifying the terms of this Agreement including but not limited to:

       a. valuable confidential business information
       b. substantial relationships with specific prospective or existing customers and
       c. customer good will associated with an ongoing business by way a specific geographic location and a specific marketing or trade area; and

    WHEREAS, this Agreement is reasonably necessary to protect the legitimate business interests of the Buyer;

    Now therefore in consideration of ten dollars ($10.00) and other good and valuable consideration the sufficiency and adequacy of which are hereby acknowledged, Seller agrees as follows:

         1. Seller, its shareholders, officers and directors will not do or attempt to do any of the following, either directly or indirectly, during the period of five (5) years after the date of closing within a five (5) mile radius of the business location of 1538-A East Commercial Blvd., Ft. Lauderdale, Florida:


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          a.  Compete against the Buyer.

          b.  Carry on a business similar to the
              Buyer's business, which is a quick
              service restaurant serving breakfast,
              lunch and dinner.

          c.  Engage in a business similar to the
              Buyer's business, which is a quick
              service restaurant serving breakfast,
              lunch and dinner.

          d. Solicit old or existing customers of the business for the purpose of competing with the Buyer's, which is a quick service restaurant serving breakfast, lunch and dinner.

          e.  Employ any employee of the business.

          f. Own, manage, be employed by, work for, have any interest in directly or indirectly or in any manner, or engage in a business similar to the business being sold, or aid or assist anyone else, except Buyer, to do so, or solicit in any manner any past accounts of the business, or consult for, be an officer or director, advise, represent, engage in, or carry on any business or any other business similar to the type of business engaged in by the Seller at this time. It is acknowledged by the Buyer that Seller is in gourmet fast health food business and operates other retail locations of this business which will not, for the purposes herein, be deemed a business similar to the Buyer's business.

         3. Seller agrees that this Agreement is important, material, confidential, and gravely affects the effective and successful conduct of the business being purchased by the Buyer and affects the Buyer's reputation and good will. Buyer is entitled to obtain an injunction and damages for any breach of this Agreement, including but not limited to compensatory, incidental, consequential, exemplary, and lost profit damages. In the event Seller seeks judicial intervention to enforce the terms of this agreement, the prevailing party to said suit shall be entitled to reasonable attorney's fees and costs, including those fees and costs for appeal and post judgment proceedings for enforcement of this agreement.

         4. Wherever used in this Agreement, the phrase "directly or indirectly" includes but is not limited to acting through Seller's spouse, children, parents, brothers, sisters, or any other relatives, friends, trustees, agents or associates.

         5. Buyer may waive a provision of this Agreement only in writing signed by the President of the Buyer and specifically stating the subject matter that is waived.

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         6. The rights of the Buyer under this Agreement may be assigned, but
Seller may not assign its rights or obligations under this Agreement.

         7. No change, addition, deletion or amendment of this Agreement shall be valid or binding upon the Seller or Buyer unless in writing and signed by the Seller and the Buyer.

         8. This Agreement is intended to be a valid contract under Section 542.335, Florida Statutes. If a court of competent jurisdiction determines that this Agreement is unreasonable, then said Court may reduce the term or the geographical range, or both as set forth in this Agreement so as to be reasonable.

         9. This Agreement shall be governed by the laws of the State of Florida and venue for any action brought here under shall be in Broward County, Florida.

    IN WITNESS WHEREOF the parties have hereunto set forth their hands on the date set forth above.

                                   SELLER:

                                   Health Express USA, Inc. d/b/a
                                   Healthy Bites Grill

/s/                                By:/s/ Douglas Baker
------------------------           ----------------------------
Witness                            Douglas Baker, Chief Executive Officer




/s/
------------------------
Witness                            BUYER:
                                   Roll-A-Round Real Roast Beef, Inc.


/s/                                By:/s/ Richard Weitz
------------------------           -------------------------------
Witness                            Richard Weitz, President

/s/
------------------------
Witness

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